NEWS RELEASE

Coeur Reports Strong Second Quarter Production Results and Reaffirms Full-Year Production Guidance
Palmarejo's silver and gold production rose 24% and 23%, respectively, versus prior quarter
Chicago, Illinois - July 16, 2013 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE, TSX: CDM) announced it produced 4.6 million ounces of silver and 60,757 ounces of gold during the second quarter of 2013. These production levels represent increases of 21% for silver and 7% for gold compared to the first quarter. Palmarejo's silver and gold production increased 24% and 23%, respectively, over the first quarter of 2013.
The Company also reaffirmed its full-year 2013 consolidated production guidance of 18.0-19.5 million ounces of silver and 250,000-265,000 ounces of gold.
Coeur will report its full second quarter operating and financial results on August 8, 2013.

Table 1: Operational Highlights: Production

(silver ounces in thousands)	2Q 2013		1Q 2013		Quarter Variance
	Silver	Gold	Silver	Gold	Silver	Gold
Palmarejo	2,045	28,191	1,646	22,965	24%	23%
San Bartolomé	1,523	—	1,391	—	9%	n.a.
Rochester	844	9,404	648	8,742	30%	8%
Kensington	—	23,162	—	25,206	n.a.	(8%)
Endeavor	221	—	150	—	47%	n.a.
Total	4,633	60,757	3,835	56,913	21%	7%

2013 Outlook
The Company's 2013 production guidance remains unchanged. Coeur anticipates higher than planned silver production from San Bartolomé and higher than planned gold production from Palmarejo to offset lower than planned silver and gold production from Rochester.
Table 2: 2013 Production Outlook

(silver ounces in thousands)	Country	Silver	Gold
Palmarejo	Mexico	7,700-8,300	104,000-109,000
San Bartolomé	Bolivia	5,600-5,900	—
Rochester	Nevada, USA	4,100-4,500	38,000-42,000
Kensington	Alaska, USA	—	108,000-114,000
Endeavor	Australia	600-800	—
Total		18,000-19,500	250,000-265,000
Mitchell Krebs, President and Chief Executive Officer, commented, “Our second quarter operating performance improved significantly compared to this year's first quarter and last year's fourth quarter. Operating consistency is a key priority for Coeur and I believe we're making solid progress.
“Since late last year, Coeur has been pursuing a four-prong strategy designed to maximize the Company's operating cash flow: (1) identifying and implementing revenue enhancement opportunities at existing operations such as process recovery improvements; (2) reducing operating costs including third party services, overtime wages, and usage rates of certain consumables; (3) completing existing capital projects on-time and on-budget and targeting significantly lower capital expenditures in 2014; and (4) effectively managing working capital, including drawing down inventory levels of certain operating supplies.”
“Since May, the management team has been pursuing other initiatives in response to lower silver and gold prices. We have eliminated 40 current or open positions from the organization, several capital projects have been deferred, a review of all general and administrative costs is underway, nearly 15% of our 2013 generative exploration budget has been reallocated to nearer-term, higher-grade targets, and our mine plans at each operation are currently being reviewed and optimized,” Mr. Krebs added.
“While we will continue to focus on these initiatives in order to maximize operating cash flow, we will also seek to take advantage of the current environment to invest in high-quality, high-return opportunities - both internal and external - that we believe will strengthen the Company over the long-term,” he said.

About Coeur
Coeur Mining, Inc. is the largest U.S.-based primary silver producer and a growing gold producer. The Company has four precious metals mines in the Americas generating strong production, sales and cash flow. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Mexico, Argentina, Nevada, Alaska and Bolivia. The Company owns strategic investment positions in eight silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated operating results, production levels, operating costs, exploration results including efforts to identify nearer-term, higher-grade targets, and expected results of initiatives to reduce costs, enhance revenue and maximize operating cash flow. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that permits necessary for the planned Rochester expansion may not be obtained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Donald J. Birak, Coeur's Senior Vice President of Exploration and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 268-5784
www.coeur.com

Table 3:
Results of Operations by Mine - Palmarejo

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
Underground Operations:
Tons mined	183,267	151,232	139,925	143,747	162,820
Average silver grade (oz/t)	4.59	4.22	4.70	6.13	8.91
Average gold grade (oz/t)	0.11	0.09	0.08	0.09	0.14
Surface Operations:
Tons mined	363,758	388,651	465,498	424,380	321,758
Average silver grade (oz/t)	4.95	3.45	2.62	2.79	4.14
Average gold grade (oz/t)	0.04	0.03	0.02	0.03	0.04
Processing:
Total tons milled	570,322	573,170	563,123	532,775	489,924
Average recovery rate – Ag	76.5%	78.8%	84.2%	90.0%	84.2%
Average recovery rate – Au	81.2%	90.1%	91.4%	102.5%	92.0%
Silver production - oz (000's)	2,045	1,646	1,555	1,833	2,365
Gold production - oz	28,191	22,965	19,998	23,702	31,258
Table 4:
Results of Operations by Mine - San Bartolomé

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
Tons milled	424,310	374,985	363,813	344,349	391,005
Average silver grade (oz/t)	4.0	4.1	4.2	4.9	4.3
Average recovery rate	90.3%	90.6%	88%	90.3%	88.3%
Silver production (000's)	1,523	1,391	1,343	1,526	1,470
Table 5:
Results of Operations by Mine - Rochester

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
Tons mined	2,457,423	2,924,472	3,031,428	3,170,129	2,585,914
Average silver grade (oz/t)	0.58	0.52	0.51	0.52	0.63
Average gold grade (oz/t)	0.003	0.003	0.005	0.004	0.005
Silver production (000's)	844	648	828	819	713
Gold production	9,404	8,742	12,055	10,599	10,120

Table 6:
Results of Operations by Mine - Kensington

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
Tons mined	135,123	116,747	140,626	113,770	84,632
Tons milled	127,987	129,057	129,622	123,428	97,794
Average gold grade (oz/t)	0.18	0.20	0.23	0.21	0.23
Average recovery rate	98.2%	96.2%	96.9%	95.9%	94.2%
Gold production	23,162	25,206	28,718	24,391	21,572

Table 7:
Results of Operations by Mine - Endeavor

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
Silver Production (000's)	221	150	105	140	240

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